SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                                 --------------

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                December 4, 2003
                                ----------------
                                 Date of Report

                        (Date of Earliest Event Reported)

                           WESTERN SIERRA MINING CORP
                           --------------------------
                           (Formerly Global Decs Corp)

             (Exact name of Registrant as Specified in its Charter)

                             2750 Cisco Drive South
                             ----------------------
                         Lake Havasu City, Arizona 86403

                    (Address of Principal Executive Offices)

                                 (928) 680-5513
                            ------------------------
                         (Registrant's telephone Number)


           Utah                       1-1767                     85-0267213
 ---------------------------       ---------------           ------------------
(State or other jurisdiction      (Commission File              (IRS Employer
       of incorporation)               Number)               Identification No.)



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(A.) On December 1st, the Company acquired 100% of the outstanding shares of Western Sierra Inc. a private mining company working primarily in the State of Sonora, Mexico. The acquisition was accomplished by exchanging 5 shares of the Common Stock of the Company for each outstanding share of Western Sierra Inc. for all shareholders of record as of the 1st day of November, 2003.

Western Sierra Inc. is a development stage Oklahoma mining company with options to acquire specific mining concessions in Mexico and is currently under contract with Minera La Escuadra, S.A. de C.V. as a joint venture partner to process certain existing "mine dumps" at the Picacho mine near the city of Bacoachi, Sonora, Mexico. The primary non-ferrous metal to be recovered is gold with anticipated small amounts of silver.

The Company expects production at the Picacho plant to begin during the first quarter of 2004. While the Company believes in the contract operation will be successful , no assurance can be given or assumed that the production facility will produce any gold or silver or any other commercial grade product that can be sold by the Company at a profit.

With respect to any options that the Company has acquired though this acquisition, no known ore reserves exist on any of the properties currently being evaluated by the Company nor does the Company have sufficient capital to develop these properties.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

 On November 24th, 2003 the Board of Directors authorized an Amendment to the Articles of Incorporation to change the name of the Corporation to Western Sierra Mining Corp. This was done to better reflect the business of the Company and in anticipation of completing the acquisition as stated in Item 2 above.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(A) The required financial information is not included in this Current Report. The Company will file with the Commission, pursuant to Regulation S-X and Rule 2-02 of Regulation S-X [17CFR 210.2-02] the financial information relative to the acquisition transaction described in Item 2 above on or before February 1st 2004.

(B) As part of this current report, Exhibit 10 is a copy of the "Share Exchange Agreement" between the Company and the Shareholders of Western Sierra Inc. The exhibits to this agreement listed on page 18 are on file at the office of the Company and available for review during normal working hours.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           WESTERN SIERRA MINING CORP.

                      By: /s/ Michael M. Chaffee, President
                          ---------------------------------
                              Michael M. Chaffee